EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        We consent to the incorporation by reference in this registration statement on Form S-8 of Unocal Corporation of our report dated February 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of Unocal Corporation and its subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in Unocal Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. Our report includes an explanatory paragraph with respect to the changes in methods of accounting for impairment of producing oil and gas properties in 1994; for postretirement benefits other than pensions and for postemployment benefits in 1993; and for income taxes in 1992. We also consent to the incorporation by reference in this registration statement on Form S-8 of Unocal Corporation of our report dated June 26, 1995, on our audits of the financial statements of the Unocal Savings Plan as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in the Unocal Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1994.






/s/  COOPERS & LYBRAND L.L.P.

Los Angeles, California
December 27, 1995